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AccuStem Announces Adjournment of Annual Meeting of Stockholders

LONDON, UK AND PHOENIX, ARIZONA, October 10, 2022 – AccuStem Sciences, Inc. (OTCQB:ACUT), a clinical stage diagnostics company dedicated to improving outcomes for patients with cancer, announced today that its 2022 annual meeting of stockholders (the “Annual Meeting”) on October 10, 2022 at 9:00 a.m. Eastern Time was convened and adjourned, without any business being conducted, due to lack of the required quorum.

A quorum consists of a majority of the outstanding shares entitled to vote. There were fewer than a majority of outstanding shares entitled to vote, either present virtually or represented by proxy, at the Annual Meeting. The Annual Meeting therefore had no quorum and was adjourned to 9:00 a.m. Eastern Time on October 14, 2022 to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 14, 2022.

During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the proxy statement.

Only stockholders of record as of the record date, September 14, 2022, are entitled to and are being requested to vote. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 36% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

AccuStem encourages all stockholders of record on September 14, 2022 who have not yet voted or who wish to change their vote to do so by 11:59 p.m. Eastern Time on October 13, 2022.

About AccuStem

AccuStem is a clinical stage diagnostics company dedicated to optimizing outcomes and quality of life for all patients with cancer. We plan to drie innovation in healthcare by offering proprietary molecular testing that addresses unmet clinical needs from cancer screening through treatment and monitoring. By interrogating novel disease pathways, such as tumor “stemness”, we believe our tools will help care teams better understand the biology of each patient’s cancer, leading to more informed decision making. For more information, please visit www.accustem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in AccuStem Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic reports filed with the Securities and Exchange Commission. We cannot guarantee future results, levels of activity, performance or achievements. AccuStem Sciences, Inc. assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Media Contact:

Jeff Fensterer, Chief Operations Officer

Phone: 415-640-6010

Email: jeff@accustem.com

Investor Contact:
Wendy Blosser, Chief Executive Officer
Email: investors@accustem.com